Ocwen Financial Corporation                                           Exhibit 99
1675 Palm Beach Lakes Blvd.
West Palm Beach, FL  33401
NASDAQ: symbol: OCWN

================================================================================
NEWS RELEASE:     IMMEDIATE                                        July 28, 1997

OCWEN FINANCIAL CORPORATION REPORTS SECOND QUARTER RESULTS

Ocwen Financial Corporation ("Ocwen" or the "Company") reported net income of $18.8 million in the second quarter of 1997, 57% higher than the second quarter of 1996. Earnings per share for the quarter were $0.69 versus $0.45 for the same period a year ago. The Company's annualized return on average assets and annualized return on average common equity were 2.75% and 32.29%, respectively, in the second quarter of 1997 compared with 2.27% and 32.30%, respectively, in the second quarter 1996.

Net income for the first six months of 1997 totaled $35.8 million, up 138% from the same period in 1996. Earnings per share were $1.32 for the six months ended June 30, 1997 versus $0.57 for the same period in 1996.

SECOND QUARTER AND SIX MONTHS RESULTS AT A GLANCE

                                                          Second Quarter                 Six Months
----------------------------------------------------------------------------------------------------------
In thousands of dollars, except per share data        1997            1996         1997            1996
----------------------------------------------------------------------------------------------------------
Revenues                                           $62,664          $33,744       $115,751       $ 56,860
Provision for loan losses                           (7,909)          (4,964)       (17,651)       (14,370)
Operating expenses                                 (30,837)         (13,870)       (53,534)       (25,554)
Income tax expense                                  (5,126)          (2,911)        (8,733)        (1,910)
----------------------------------------------------------------------------------------------------------
Net income                                         $18,792          $11,999        $35,833        $15,026
Net income per share                               $  0.69          $  0.45        $  1.32        $  0.57
----------------------------------------------------------------------------------------------------------

ALL REFERENCES BELOW REGARDING CHANGES ARE BASED ON COMPARISONS TO THE SAME PERIOD A YEAR AGO.

Revenues rose $28.9 million or 86% in the second quarter of 1997 from a year ago and were up 104% for the first six months of 1997.

o Non-interest income increased $25.2 million or 313% to $33.3 million in the second quarter of 1997. This increase is due primarily to the $23.4 million of gains on sales of interest earning assets in the second quarter of 1997 which is primarily comprised of a $16.8 million net gain earned in connection with the securitization of single-family residential discount mortgage loans and a $4.5 million gain in connection with securitization of single-family loans to non-conforming borrowers. Also contributing to the increase in non-interest income is a $3.4 million increase in servicing fees and other charges which reflects a significant increase in loans serviced for others. In the first six months of 1997, non-interest income rose 381% to $54.6 million.

o Net interest income before provision for loan losses increased $3.5 million or 14% to $28.1 million in the second quarter of 1997. In the first six months of 1997, net interest income increased $1.0 million or 2% to $45.4 million. The increases in net interest income during 1997 were largely due to significant increases in the average balance of interest-earning assets, primarily discount loans, offset in part by a decline in net interest margin.

o Equity in earnings of the Company's 50% investment in a joint venture, which began operations in the second quarter of 1996, amounted to $1.3 million in the second quarter of 1997 as compared to $1.1 million in the second quarter of 1996. Equity in earnings of investment in joint venture amounted to $15.7 million for the first six months of 1997.

--------------------------------------------------------------------------------
Contact:            Christine A. Reich, Managing Director         (561) 681-8569
--------------------------------------------------------------------------------

Operating expenses rose $17.0 million or 122% in the second quarter of 1997.

o Compensation and employee benefits increased $11.1 million or 130% primarily due to an increase in the average number of full time equivalent employees and increased employee profit sharing expenses in line with improved earnings.

o    Occupancy and equipment expense increased $1.8 million or 82%.


o    Other operating expenses increased $3.6 million or 102%.

Operating expenses increased $28.0 million or 109% in the first six months of 1997.

Ocwen Federal Bank FSB (the "Bank"), the Company's primary subsidiary, reported net income for the second quarter of 1997 of $22.1 million as compared to $11.9 million for 1996. The Bank's net income for the first six months of 1997 and 1996 amounted to $40.7 and $15.4 million, respectively. At June 30, 1997 the Bank's core capital and total risk-based capital ratios were 9.40% and 13.81%, respectively.

RECENT DEVELOPMENTS

On June 10, 1997 the Company filed a Form S-1 registration statement with the Securities and Exchange Commission ("SEC") to offer to the public 3,000,000 shares (plus up to 450,000 shares pursuant to the underwriters' over-allotment options) of newly-issued common stock. Concurrently with the common stock offering, Ocwen Capital Trust I, a newly formed Delaware business trust and subsidiary of Ocwen, filed a Form S-1 registration statement with the SEC to offer $125.0 million of capital securities. In addition, the Company has applied to list its common stock on the New York Stock Exchange.

On  June  23,  1997,  the  Company   completed  the   securitization   of  1,783
single-family residential discount loans with an aggregate unpaid principal balance of $170.6 million. The Company recorded a net gain of $16.8 million on
the  sale  of  the  senior  classes  of  securities  in  connection   with  this
transaction. The Company continues to service the loans for a fee and has retained an interest in the related subordinate class security.


On June 27, 1997, the Company completed the securitization of 896 sub-prime single-family residential mortgage loans with an aggregate unpaid principal balance of $104.8 million. The Company recorded total gains of $4.5 million on
the  sale  of  the  senior  classes  of  securities  in  connection   with  this
transaction. The Company continues to service the loans for a fee and has retained an interest in the related residual class security.


During July 1997 the Company sold a 69% partnership interest in the Westin Hotel for a minimal gain.

Currently the Company is one of only five special servicers of commercial mortgage loans to have received a rating of "strong" from Standard & Poors Ratings Services. In addition, the Company is rated a Tier 1 servicer and as a preferred servicer for high-risk mortgages by the Federal Home Loan Mortgage Corporation, the highest rating categories.

THE REMAINDER OF THIS RELEASE CONTAINS INFORMATION ON SPECIFIC AREAS OF RESULTS, A FINANCIAL SUMMARY, AND THE CONSOLIDATED FINANCIAL STATEMENTS.

REVENUES

NET INTEREST INCOME

Interest income of $66.9 million for the second quarter of 1997 increased by $15.4 million or 30% over that of the second quarter of 1996 as a result of an $816.5 million or 54% increase in the average balance of interest-earning assets offset in part by a 210 basis point decline in the average yield earned. The average yield on interest-earning assets was 11.47% and 13.57% in the second quarter of 1997 and 1996, respectively, and 10.79% and 12.65% in the first six months of 1997 and 1996, respectively. The decline in yields for these periods in 1997 was primarily attributable to increases in the average balance of single-family discount loans held coupled with the Company's decision to cease accretion of discount on such loans effective January 1, 1997. As a result of the Company's decision to cease accretion of discount, the Company now recognizes income on its nonperforming single-family loans at the time of payoff or sale rather than over the anticipated holding period.

Interest expense of $38.9 million for the second quarter of 1997 increased by $12.0 million or 44% over the comparable period in the prior year as a result of a $695.9 million or 42% increase in the average balance of interest-bearing liabilities and an 11 basis point increase in the average rate paid. For the first six months of 1997, interest expense amounted to $76.0 million, a $21.0 million or 38% increase over the same period of the prior year.

As a result of the above, net interest income before provision for loan losses of $28.1 million for the second quarter of 1997 increased by $3.5 million or 14% from the second quarter of 1996 and the net interest margin for the second quarter of 1997 declined to 4.81% from 6.48% for the second quarter of 1996. Net interest income of $45.4 million for the first six months of 1997 increased $1.0 million or 2% over the comparable period of the prior year and the net interest margin declined 161 basis points to 4.04%.

EQUITY IN EARNINGS OF INVESTMENT IN JOINT VENTURE

During the second quarter of 1997, the Company recorded $1.3 million of income related to its 50% investment in the joint venture established in April 1996 as compared to $1.1 million in the second quarter of 1996. The Company's pro rata share of the income from the joint venture in the second quarter of 1997 consisted primarily of net interest income. Equity in earnings of investment in joint venture amounted to $15.7 million for the first six months of 1997 and includes $9.2 million of net gains related to the securitization of single-family residential loans in the first quarter. The Company acts as the servicer for the loans previously securitized as well as the remaining loans held by the joint venture.

NON-INTEREST INCOME

Non-interest income of $33.3 million for the second quarter of 1997 increased by $25.2 million from that of the second quarter of 1996 primarily due to an $18.8 million increase in gains on sales of interest earning assets and a $3.4 million increase in servicing fees and other charges. Gains on sales of interest earning assets for the second quarter of 1997 of $23.4 million is primarily comprised of a $16.8 million net gain recognized in connection with the securitization of 1,783 single-family residential discount mortgage loans with an aggregate unpaid balance of $170.6 million, a $4.5 million gain recognized in connection with the securitization of 896 sub-prime single-family residential mortgage loans with an aggregate unpaid principal balance of $104.8 million and a $2.6 million gain on the sale of mortgage-related securities to Ocwen Asset Investment Corp. Gains on sales of interest-earning assets for the first six months of 1997 increased by $30.5 million from the same period in 1996 and includes a $9.5 million gain earned during the first quarter in connection with the securitization of discount mortgage loans. Servicing fees and other charges increased $9.3 million during the first six months of 1997 as compared to 1996 and includes $1.1 million of fees earned during the first quarter in connection with the set up of loans transferred to the Company for servicing. The increases in servicing fees and other charges reflect an increase in loan servicing and related fees as a result of an increase in loans serviced for others. The average unpaid principal balance of loans serviced for others amounted to $2.50 billion and $561.8 million during the second quarter of 1997 and 1996, respectively, and $2.27 billion and $450.3 million during the first six months of 1997 and 1996, respectively.

PROVISION FOR LOAN LOSSES

The Company's provision for loan losses amounted to $7.9 million and $5.0 million for the second quarter of 1997 and 1996, respectively, and $17.7 million and $14.4 million for the first six months of 1997 and 1996, respectively. At June 30, 1997 Ocwen had allowances for losses of $19.9 million and $5.4 million on its discount loan and loan portfolios, respectively, which amounted to 1.5% and 1.2% of the respective balances. The Company maintained reserves of 1.1% and 0.9% on its discount loans and loan portfolios, respectively, at December 31, 1996.

OPERATING EXPENSES

Non-interest expense of $30.8 million for the second quarter of 1997 increased by $17.0 million or 122% as compared to the same period for 1996. Compensation and employee benefits accounted for $11.1 million of this increase, as the average number of employees increased to 823 from 373 and the accrual for employee profit sharing expense increased by $3.3 million over that of the second quarter of 1996. Occupancy and equipment expense increased $1.8 primarily due to an increase in data processing costs and general office equipment expenses. Other operating expenses increased $3.6 primarily due to $2.5 million of certain other one-time charges and a $766,000 increase in loan related expenses. Non-interest expense of $53.5 million for the first six months of 1997 increased $28.0 million or 109% over the comparable period in the prior year, with compensation and employee benefits accounting for $19.9 million of the increase.

INCOME TAXES

Income tax expense amounted to $5.1 million and $2.9 million during the second quarter of 1997 and 1996, respectively, and $8.7 million and $1.9 million for the first six months of 1997 and 1996, respectively. The Company's income tax expense is reported net of tax credits of $2.9 million and $2.5 million for the second quarter of 1997 and 1996, respectively, and $6.5 million and $4.9 million for the first six months of 1997 and 1996, respectively, resulting from investments in low-income housing tax credit interests. Exclusive of such amounts, the Company's effective tax rate amounted to 33.67% and 36.08% during the second quarter of 1997 and 1996, respectively, and 34.17% and 40.30% for the first six months of 1997 and 1996, respectively.

ASSETS

At June 30, 1997 the Company had $2.79 billion of total assets as compared to $2.48 billion at December 31, 1996. Ocwen acquired discount loans with a combined total unpaid principal balance of approximately $400.0 million and $843.0 million during the three and six months ended June 30, 1997, respectively.

The Bank had total assets of $2.61 billion at June 30, 1997 as compared to $2.40 billion at December 31, 1996.

CAPITAL

Stockholders' equity increased 20% during the first six months of 1997 from $203.6 million at December 31, 1996 to $243.9 million at June 30, 1997. At June 30, 1997 stockholders' equity included $7.1 million of net unrealized gains on securities available for sale, net of related deferred taxes of $4.1 million, compared with $3.5 million of net unrealized gains at December 31, 1996, net of related deferred taxes of $2.0 million.

The Bank had total stockholders' equity of $252.5 million and $228.2 million at June 30, 1997 and December 31, 1996, respectively. The Bank's core and tangible capital ratios were 9.40% and its total risk-based capital ratio was 13.81% at June 30, 1997.

ATTACHED ARE THE FINANCIAL SUMMARY, THE AVERAGE BALANCE AND RATE ANALYSIS TABLE AND THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS WHICH ARE UNAUDITED.

OCWEN FINANCIAL CORPORATION
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          At or for the Three                At of for the Six
                                                                         Months ended June 30,             Months ended June 30,
                                                           -------------------------------------------------------------------------
                                                                                          %                                   %
                                                              1997           1996      CHANGE        1997        1996      CHANGE
                                                              ----           ----      ------        ----        ----      ------
OPERATIONS DATA:

Interest income                                          $   66,942    $   51,502        30%    $  121,469    $   99,457     22%
Interest expense                                             38,868        26,904       (44)        76,032        55,036    (38)
                                                             ------    ----------               ----------    ----------
    Net interest income                                      28,074        24,598        14         45,437        44,421      2
Provision for loan losses                                     7,909         4,964       (59)        17,651        14,370    (23)
                                                             ------    ----------               ----------    ----------
    Net interest income after provision for loan losses      20,165        19,634         3         27,786        30,051     (8)
                                                             ------    ----------               ----------    ----------
Gain on sale of interest-earning assets, net                 23,365         4,584       410         40,143         9,601    318
Other non-interest income                                     9,924         3,484       185         14,497         1,760    724
                                                             ------    ----------               ----------    ----------
    Total non-interest income                                33,289         8,068       313         54,640        11,361    381
                                                             ------    ----------               ----------    ----------
Non-interest expense                                         30,837        13,870      (122)        53,534        25,554   (109)
                                                             ------    ----------               ----------    ----------
Equity in earnings of investment in joint venture             1,301         1,078        21         15,674         1,078  1,354
                                                             ------    ----------               ----------    ----------
    Income before income taxes                               23,918        14,910        60         44,566        16,936    163
Income tax expense                                            5,126         2,911       (76)         8,733         1,910   (357)
                                                             ------    ----------               ----------    ----------
          Net income                                     $   18,792    $   11,999        57     $   35,833    $   15,026    138
                                                             ======    ==========               ==========    ==========

Earnings per share                                       $     0.69    $     0.45        53     $     1.32    $     0.57    132
                                                             ======    ==========        ==     ==========    ==========    ===


KEY RATIOS:
Net interest spread                                            4.84%         7.05%      (31)%         4.18%         6.13%   (32)%
Net interest margin                                            4.81%         6.48%      (26)          4.04%         5.65%   (28)
Annualized Return  on Average:
     Assets (1)                                                2.75%         2.27%       21           2.68%         1.48%    81
     Equity                                                   32.29%        32.30%       --          32.23%        20.67%    56
Efficiency Ratio (2)                                          49.21%        42.46%       16          46.25%        45.81%     1


AVERAGE BALANCES:
Securities available for sale                            $  308,267    $  281,970         9%    $  323,640    $  301,940      7%
Loan portfolio                                              447,591       296,106        51        435,642       299,243     46
Discount loan portfolio                                   1,350,151       587,159       130      1,234,186       616,350    100
Total interest-earning assets                             2,334,115     1,517,572        54      2,251,951     1,572,250     43
Total assets                                              2,732,315     1,896,986        44      2,671,306     1,924,701     39

Deposits                                                  2,075,371     1,460,725       (42)     2,032,980     1,477,638    (38)
Total interest-bearing liabilities                        2,345,476     1,649,551       (42)     2,302,046     1,687,970    (36)
Total liabilities                                         2,499,557     1,748,387       (43)     2,448,920     1,779,302    (38)
Total stockholders' equity                                  232,758       148,599        57        222,386       145,399     53


----------------------
(1) Includes the Company's pro rata share of average assets held by the joint venture
(2) Before provision for loan losses and including equity in earnings of investment in joint venture

OCWEN FINANCIAL CORPORATION
AVERAGE BALANCE / RATE ANALYSIS

                                                            Three Months Ended June 30,
                                  -------------------------------------------------------------------------------
                                                  1997                                       1996
                                  -------------------------------------------------------------------------------
                                     Average                Annualized          Average                Annualized
                                     Balance    Interest    Yield/Rate          Balance    Interest    Yield/Rate
                                     -------    --------    ----------          -------    --------    ----------
                                                        (Dollars in thousands)
 AVERAGE ASSETS:
Federal funds sold and
 repurchase agreements              $    63,192 $   795        5.03%          $    97,678  $ 1,329        5.44%
Securities available for sale           308,267   6,509        8.45               281,970    6,284        8.91
Securities held for trading                  --      --          --                    --       --          --
Loans available for sale                135,801   3,973       11.70               218,719    4,887        8.94
Investment securities and other          29,113     745       10.24                35,940    1,335       14.86
Loan portfolio                          447,591  10,674        9.54               296,106    7,764       10.49
Discount loan portfolio               1,350,151  44,246       13.11               587,159   29,903       20.37
                                    ----------- -------                       -----------   ------
 Total interest-earning
 assets, interest income              2,334,115  66,942       11.47             1,517,572   51,502       13.57
                                                -------                                     ------
Non-interest earning cash                12,204                                     6,639
Allowance for loan losses               (21,441)                                  (11,771)
Investments in low-income-housing
  tax credit interests                  100,779                                    99,900
Investment in joint ventures             30,128                                    55,440
Real estate owned, net                  102,527                                   142,010
Other assets                            174,002                                    87,196
                                    -----------                               -----------
  Total assets                      $ 2,732,315                               $ 1,896,986
                                    ===========                               ===========


 AVERAGE LIABILITIES AND
     STOCKHOLDERS' EQUITY:
 Interest-bearing demand deposits   $    42,600  $   496       4.66           $    21,753  $   176        3.24
 Savings deposits                         2,037       12       2.36                 3,423       19        2.22
 Certificates of deposit              2,030,734   30,863       6.08             1,435,549   22,250        6.20
                                      ---------   ------                        ---------   ------
  Total interest-bearing deposits     2,075,371   31,371       6.05             1,460,725   22,445        6.15
 Notes, debentures and other            245,523    7,148      11.65               115,946    3,434       11.85
 Securities sold under agreements
    to repurchase                        14,272      204       5.72                 2,481       32        5.16
 Federal Home Loan Bank advances         10,310      145       5.63                70,399      993        5.64
                                      ---------   ------                        ---------   ------
   Total interest-bearing
    liabilities, interest expense     2,345,476   38,868       6.63             1,649,551   26,904        6.52
                                                  ------                                    ------
 Non-interest  bearing deposits          28,147                                     4,284
 Escrow deposits                         72,006                                    40,437
 Other liabilities                       53,928                                    54,115
                                     ----------                                 ---------
   Total liabilities                  2,499,557                                 1,748,387
 Stockholders' equity                   232,758                                   148,599
                                     ----------                                 ---------
   Total liabilities and
   stockholders' equity              $2,732,315                                $1,896,986
                                     ==========                                ==========
 Net interest income before
 provision for loan losses                       $28,074                                   $24,598
                                                 =======                                   =======

                                                                 12

OCWEN FINANCIAL CORPORATION
AVERAGE BALANCE / RATE ANALYSIS

                                                                 Six Months Ended June 30,
                                     ----------------------------------------------------------------------------------
                                                      1997                                     1996
                                     ----------------------------------------------------------------------------------
                                       Average                  Annualized       Average                   Annualized
                                       Balance      Interest    Yield/Rate       Balance     Interest      Yield/Rate
                                       -------      --------    ----------       -------     --------      ----------
                                                               (Dollars in thousands)
 AVERAGE ASSETS:

Federal funds sold and  repurchase
   agreements                       $    97,765   $    2,453       5.02%       $   77,435   $    2,098       5.42%
Securities available for sale           323,640       14,682       9.07           301,940       14,064       9.32
Securities held for trading               6,589          248       7.53                --           --         --
Loans available for sale                127,823        6,824      10.68           240,009       11,484       9.57
Investment securities and other          26,306        1,426      10.84            37,273        1,980      10.62
Loan portfolio                          435,642       21,366       9.81           299,243       17,773      11.88
Discount loan portfolio               1,234,186       74,470      12.07           616,350       52,058      16.89
                                      ---------       ------                      -------      -------
  Total interest-earning assets,
    interest income                   2,251,951      121,469      10.79         1,572,250       99,457      12.65
                                                     -------                                   -------
Non-interest earning cash                11,781                                     6,549
Allowance for loan losses               (18,897)                                   (7,307)
Investments in low-income housing
  tax credit interests                   95,588                                    94,825
Investment in joint ventures             46,882                                    27,720
Real estate owned, net                  107,377                                   152,499
Other assets                            176,625                                    78,165
                                     ----------                                 ---------
  Total assets                      $ 2,671,306                                $1,924,701
                                     ==========                                 =========

 AVERAGE LIABILITIES AND
     STOCKHOLDERS' EQUITY:


 Interest-bearing  demand deposits  $    33,275   $      723       4.35        $   23,668   $      405       3.42
 Savings deposits                         2,328           27       2.32             3,434           40       2.33
 Certificates of deposit              1,997,377       60,514       6.06         1,450,536       45,001       6.20
                                      ---------    ---------                    ---------    ---------
   Total interest-bearing deposits    2,032,980       61,264       6.03         1,477,630       45,446       6.15
 Notes, debentures and other            235,547       13,863      11.77           116,140        6,873      11.84
 Securities sold under agreements
    to repurchase                        17,603          477       5.42            23,793          685       5.76
 Federal Home Loan Bank advances         15,916          428       5.38            70,399        2,032       5.77
                                      ---------    ---------                    ---------    ---------
   Total interest-bearing liabilities,
     interest expense                 2,302,046       76,032       6.61         1,687,970       55,036       6.52
                                                   ---------                                 ---------
 Non-interest bearing deposits           20,765                                     4,039
 Escrow deposits                         71,860                                    38,773
 Other liabilities                       54,249                                    48,520
                                     ----------                                 ---------
   Total liabilities                  2,448,920                                 1,779,302
 Stockholders' equity                   222,386                                   145,399
                                     ----------                                ----------
   Total liabilities and
    stockholder's equity            $ 2,671,306                                $1,924,701
                                     ==========                                 =========
 Net interest income before
    provision for loan losses                     $   45,437                                $   44,421
                                                   =========                                 =========

                                                                 13

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except  share data)


                                                                              JUNE 30,         DECEMBER 31,
                                                                                1997               1996
                                                                             (UNAUDITED)        (AUDITED)
                                                                            --------------     -------------
ASSETS

Cash and amounts due from depository institutions                              $    6,911        $    6,878
Interest bearing deposits                                                          29,992            13,341
Federal funds sold and repurchase agreements                                      189,844            32,000
Securities held for trading                                                            --            75,606
Securities available for sale, at market value                                    263,412           354,005
Loans available for sale, at lower of cost or market                              103,627           126,366
Investment securities, net                                                         38,821             8,901
Loan portfolio, net                                                               433,663           402,582
Discount loan portfolio, net                                                    1,295,120         1,060,953
Principal, interest and dividends receivable                                       13,311            16,821
Investments in low-income housing tax credit interests                            101,204            93,309
Investment in joint ventures                                                       27,588            67,909
Real estate owned, net                                                            117,703           103,704
Investment in real estate                                                          48,105            41,033
Premises and equipment, net                                                        33,105            14,619
Income taxes receivable                                                             8,879            15,115
Deferred tax asset                                                                 10,718             5,860
Goodwill                                                                           11,040                --
Other assets                                                                       53,836            44,683
                                                                               ----------        ----------
                                                                               $2,786,879        $2,483,685
                                                                               ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
   Deposits                                                                    $2,198,603        $1,919,742
   Advances from the Federal Home Loan Bank                                            --               399
   Securities sold under agreements to repurchase                                      --            74,546
   Notes, debentures and other interest bearing obligations                       286,972           225,573
   Accrued expenses, payables and other liabilities                                57,440            59,829
                                                                               ----------        ----------
     Total liabilities                                                          2,543,015         2,280,089
                                                                               ----------        ----------

STOCKHOLDER'S EQUITY:
   Preferred stock, $.01 par value; 20,000,000 shares
      authorized;  0 shares issued and outstanding                                     --                --
   Common stock, $.01 par value; 200,000,000 shares
       authorized; 26,799,511 and 26,744,170 shares issued
       and outstanding at June 30, 1997 and December 31
       1996, respectively.                                                            268               267
   Additional paid-in capital                                                      23,124            23,258
   Retained earnings                                                              216,250           180,417
   Unrealized gain  on securities available for sale, net of taxes                  7,060             3,486
   Notes receivable on exercise of common stock options                            (2,838)           (3,832)
                                                                               ----------        ----------
      Total stockholders'  equity                                                 243,864           203,596
                                                                               ----------        ----------
                                                                               $2,786,879        $2,483,685
                                                                               ==========        ==========

                                                                 14

                                            OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (Dollars in thousands, except share data)

FOR THE PERIODS ENDED JUNE 30,                                        Three months              Six months
-----------------------------                                ------------------------    -------------------------
                                                                 1997         1996           1997           1996
                                                             -----------  -----------     ----------   -----------
INTEREST  INCOME:

  Federal funds sold and repurchase agreements             $       795   $     1,329    $     2,453   $     2,098
  Securities available for sale                                  6,509         6,284         14,682        14,064
  Securities held for trading                                       --            --            248            --
  Loans available for sale                                       3,973         4,887          6,824        11,484
  Loans                                                         10,674         7,764         21,366        17,773
  Discount loans                                                44,246        29,903         74,470        52,058
  Investment securities and other                                  745         1,335          1,426         1,980
                                                           -----------   -----------    -----------   -----------
                                                                66,942        51,502        121,469        99,457
                                                           -----------   -----------    -----------   -----------
INTEREST EXPENSE:

  Deposits                                                      31,371        22,445         61,264        45,446
  Securities sold under agreements to repurchase                   204            32            477           685
  Advances from the Federal Home Loan Bank                         145           993            428         2,032
  Notes, debentures and other interest bearing obligations       7,148         3,434         13,863         6,873
                                                           -----------   -----------    -----------   -----------
                                                                38,868        26,904         76,032        55,036
                                                           -----------   -----------    -----------   -----------

  NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES          28,074        24,598         45,437        44,421
  PROVISION FOR LOAN LOSSES                                      7,909         4,964         17,651        14,370
                                                           -----------   -----------    -----------   -----------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           20,165        19,634         27,786        30,051
                                                           -----------   -----------    -----------   -----------

NON-INTEREST INCOME:
  Servicing fees and other charges                               4,845         1,468         10,081           787
  Gains on sales of interest earning assets, net                23,365         4,584         40,143         9,601
  Income (loss) on real estate owned, net                        4,629           887          3,835        (1,028)
  Other income                                                     450         1,129            581         2,001
                                                           -----------   -----------    -----------   -----------
                                                                33,289         8,068         54,640        11,361
                                                           -----------   -----------    -----------   -----------
NON-INTEREST EXPENSE:
  Compensation and employee benefits                            19,676         8,570         34,599        14,739
  Occupancy and equipment                                        3,960         2,181          6,789         4,227
  Net operating loss (income) on investments in real
    estate and certain low-income housing tax credit
    interests                                                      104          (399)         1,197            62
  Other operating expenses                                       7,097         3,518         10,949         6,526
                                                           -----------   -----------    -----------   -----------
                                                                30,837        13,870         53,534        25,554
                                                           -----------   -----------    -----------   -----------

EQUITY IN EARNINGS OF INVESTMENT IN JOINT VENTURE                1,301         1,078         15,674         1,078

     INCOME BEFORE INCOME TAXES                                 23,918        14,910         44,566        16,936

INCOME TAX EXPENSE                                               5,126         2,911          8,733         1,910
                                                           -----------   -----------    -----------   -----------
     NET INCOME                                            $    18,792   $    11,999    $    35,833   $    15,026
                                                           ===========   ===========    ===========   ===========

EARNINGS PER SHARE:
 NET INCOME                                                $      0.69   $      0.45    $      1.32   $      0.57
                                                           ===========   ===========    ===========   ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  27,063,761    26,398,127     27,068,563    26,397,920
                                                           ===========   ===========    ===========   ===========

                                                                 15